UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2016

Naked Brand Group Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37662	99-0369814
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

10th Floor – 95 Madison Avenue, New York, NY 10016

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 212.851.8050

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

As previously disclosed in the Current Report on Form 10-K filed by Naked Brand Group Inc. (the “Company”) with the U.S. Securities and Exchange Commission on August 9, 2016, the Company held its 2016 annual meeting of stockholders on August 3, 2016 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved amendments to the Company’s Articles of Incorporation to (i) increase the number of authorized shares of common stock from 11,250,000 shares to 18,000,000; and (ii) to provide authority to issue up to 2,000,000 shares of blank check preferred stock (collectively, the “Amendments”). The Amendments became effective August 11, 2016 upon the Company’s filing of a Certificate of Amendment to the Company’s Articles of Incorporation with the Nevada Secretary of State (the “Certificate of Amendment”). A copy of the full text of the Amendments is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 12, 2016, the Company posted an updated corporate presentation on its website at nakedbrands.com. A copy of the presentation is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01 Financial Statements

(d) Exhibits

3.1*	Full Text of Amendments effective August 11, 2016.
99.1**	Updated Presentation dated August 2016.

* Filed electronically herewith.

** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAKED BRAND GROUP INC.

By:	/s/ Kai-Hsiang Lin
Kai-Hsiang Lin
Vice President of Finance

Date: August 12, 2016

EXHIBIT INDEX

3.1*	Full Text of Amendments effective August 11, 2016.
99.1**	Updated Presentation dated August 2016.

* Filed electronically herewith.

**Furnished herewith.